EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements Nos. 333-09305, 333-89707, 333-53746, 333-104788, 333-116660, 333-135596, 333-166287, 333-166544, 333-176810, 333-213953, and 333-239889 on Form S-8 of our report dated February 16, 2022, relating to the financial statements of Pegasystems Inc. and the effectiveness of Pegasystems Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
February 16, 2022
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